CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A into the Company's previously filed Registration Statements File Nos. 33-46998, 33-58159 and 333-60735.



/s/ Arthur Andersen LLP

St. Louis, Missouri
July 16, 1999